UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	September 8, 2026

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Rd., Suite 400	Wayne,	PA		19087
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code		(610)	225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	TFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2026, the Board of Directors (the “Board”) of Teleflex Incorporated (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Board, approved an increase in the size of the Board from eight to nine directors and elected Sean M. Salmon to the Board to fill the vacancy created by the increase. In connection with his election to the Board, Mr. Salmon was also appointed to the Growth and Operating Committee of the Board.

Mr. Salmon, age 61, currently provides business and strategic consulting and advisory services through his consulting firm, Zamboni Holdings, LLC, which he founded in December 2025. Prior to that, Mr. Salmon had a 21-year career with Medtronic plc, a global healthcare technology company. During his tenure with Medtronic, Mr. Salmon held various executive and senior management positions, including Executive Vice President and President, Cardiovascular from January 2021 to September 2025; Executive Vice President and President, Cardiovascular and Diabetes from December 2020 to May 2022; Executive Vice President and President, Diabetes from October 2019 to December 2020; President, Coronary and Structural Heart Business Units from July 2014 to October 2019; President, Coronary and Renal Denervation Business Units from July 2011 to July 2014; and other senior management level positions from November 2004 to July 2011. Prior to joining Medtronic, Mr. Salmon held positions at C.R. Bard, Inc. (now part of Becton Dickinson and Company) and Johnson & Johnson. Mr. Salmon is currently a director of Adagio Medical Holdings, Inc.

In connection with his service on the Board, Mr. Salmon will receive compensation consistent with the compensation currently provided to all Company non-employee directors, as described on pages 15 to 17 of the Company’s proxy statement for its 2026 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 13, 2026.

There are no arrangements or understandings between Mr. Salmon, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Salmon was selected as a director. There are no related party transactions between the Company and Mr. Salmon (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On September 8, 2026, the Company issued a press release announcing Mr. Salmon's appointment to the Board. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release, dated September 8, 2026
104    The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2026	TELEFLEX INCORPORATED By: /s/ Daniel V. Logue Name: Daniel V. Logue Title: Corporate Vice President, General Counsel & Secretary